Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-129756, 333-138796 and 333-162746) of SIGA Technologies, Inc. of our report dated March 9, 2010, except as it relates to Note 3 as to which the date is October 19, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
October 19, 2010